UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
NACCO INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4017
NOTICE OF ANNUAL MEETING
       The Annual Meeting of stockholders of NACCO Industries, Inc. (the “Company”) will be held on Wednesday, May 10, 2006 at 9:00 A.M., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

(1)	To elect eleven directors for the ensuing year.

(2)	To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Supplemental Annual Incentive Compensation Plan.

(3)	To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Executive Long-Term Incentive Compensation Plan.

(4)	To act on the proposal to approve the Supplemental Executive Long-Term Incentive Bonus Plan.

(5)	To confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year.

(6)	To transact such other business as may properly come before the meeting.
      The Board of Directors has fixed the close of business on March 13, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 20, 2006.

Charles A. Bittenbender
Secretary
March 20, 2006
     The Company’s Annual Report for the year ended December 31, 2005 is being mailed to stockholders concurrently herewith. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.
     Please promptly fill out, sign, date and mail the enclosed form of proxy if you do not expect to be present at the Annual Meeting. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4017
PROXY STATEMENT – March 20, 2006
       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation (the “Company”), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 10, 2006 (the “Annual Meeting”). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 20, 2006.
      If the enclosed form of proxy is executed, dated and returned, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted for the election of each director nominee, for the proposal to approve the Supplemental Annual Incentive Compensation Plan, for the proposal to approve the Executive Long-Term Incentive Compensation Plan, for the proposal to approve the Supplemental Executive Long-Term Incentive Bonus Plan, for the confirmation of the appointment of the independent registered public accounting firm, and as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders’ own discretion. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
      Stockholders of record at the close of business on March 13, 2006 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,623,839 shares of Class A Common Stock, par value $1.00 per share (“Class A Common”), and 1,611,248 shares of Class B Common Stock, par value $1.00 per share (“Class B Common”). Each share of Class A Common is entitled to one vote for a nominee for each of the eleven directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting.
      At the Annual Meeting, in accordance with Delaware law and the Company’s By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company’s By-Laws, the holders of a majority of the Company’s stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not voted on all, of the proposals to come before the Annual Meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
      Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, the eleven director nominees receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company’s By-Laws, the holders of a majority of the voting power of the Company’s stock which is present in person or by proxy, and which is actually voted, will decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether a proposal has received the requisite approval by the Company’s stockholders.
      In accordance with Delaware law and the Company’s By-Laws, the Company may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

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BUSINESS TO BE TRANSACTED

1.	Election of Directors
      It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company’s 2005 annual meeting of stockholders. Leon J. Hendrix, Jr., who has been a director of the Company since 1995, is not standing for reelection. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

Owsley Brown II	63	Chairman of Brown-Forman Corporation (a diversified producer and marketer of consumer products). From prior to 2001 to 2005, Chairman and Chief Executive Officer of Brown-Forman Corporation. Also director of Brown-Forman Corporation.	1993
Robert M. Gates	62	President, Texas A&M University since 2002. Since prior to 2001, consultant, author and lecturer. From prior to 2001 to 2001, Dean, George Bush School of Government and Public Service, Texas A&M University. Former Director of Central Intelligence for the United States. Former Assistant to the President of the United States and Deputy for National Security Affairs, National Security Council. Also director of Parker Drilling Company and Brinker International, Inc. and trustee of Fidelity Funds.	1993
Dennis W. LaBarre	63	Partner in the law firm of Jones Day.	1982
Richard de J. Osborne	72	Retired Chairman and Chief Executive Officer of ASARCO Incorporated (a leading producer of non-ferrous metals). From 2002 to 2003, Chairman (Non-executive) of Schering-Plough Corporation (a research-based pharmaceuticals company). Also Chairman (Non-executive) and director of Datawatch Corp. and director of Schering- Plough Corporation.	1998
Alfred M. Rankin, Jr.	64	Chairman, President and Chief Executive Officer of the Company. Also director of Goodrich Corporation and The Vanguard Group.	1972
Ian M. Ross	78	President Emeritus of AT&T Bell Laboratories (the research and development subsidiary of AT&T).	1995
Michael E. Shannon	69	President, MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investments). Retired Chairman, Chief Financial and Administrative Officer, Ecolab, Inc. (a specialty chemicals company). Also director of The Clorox Company, Apogee Enterprises, Inc. and CenterPoint Energy, Inc.	2002
Britton T. Taplin	49	Principal, Western Skies Group, Inc. (a developer of medical office and healthcare-related facilities).	1992
David F. Taplin	56	Self-employed (tree farming).	1997

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

John F. Turben	70	Chairman of Kirtland Capital Corporation and Senior Managing Partner of Kirtland Capital Partners (private investment partnership). Also director of PVC Container Corporation.	1997
Eugene Wong	71	Emeritus Professor of the University of California at Berkeley. From 2002 to 2003, President and Chief Executive Officer of Versata, Inc. (a software company serving the distributed enterprise applications market). From prior to 2001 to 2002, Assistant Director of the National Science Foundation. Also director of Versata, Inc.	2005
Beneficial Ownership of Class A Common and Class B Common
      Set forth in the following tables is the indicated information as of February 17, 2006 (except as otherwise indicated) with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries during 2005 (the “Named Executive Officers”) and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
      Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of the Company’s stockholders.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
CLASS A COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Franklin Mutual Advisers, LLC (2)	Class A	476,400	(2)	—		476,400	(2)	7.20%
101 John F. Kennedy Parkway Short Hills, NJ 07078
Thomas E. Taplin	Class A	402,000		—		402,000		6.08%
950 South Cherry St. #506 Denver, CO 80246
Jeffrey L. Gendell, et al. (3)	Class A	—		389,100	(3)	389,100	(3)	5.88%
55 Railroad Avenue, 3rd Floor Greenwich, CT 06830
Dimensional Fund Advisors Inc. (4)	Class A	354,338	(4)	—		354,338	(4)	5.36%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Rankin Associates II, L.P., et al. (5)	Class A		(5)		(5)	338,295	(5)	5.11%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Owsley Brown II (6)	Class A	4,198		1,000	(7)	5,198	(7)	—
Robert M. Gates (6)	Class A	3,318		—		3,318		—
Leon J. Hendrix, Jr. (6)	Class A	9,167		—		9,167		0.14%
Dennis W. LaBarre (6)	Class A	4,131		—		4,131		—
Richard de J. Osborne (6)	Class A	2,188		200		2,388		—
Alfred M. Rankin, Jr.	Class A	122,073		646,139	(8)	768,212	(8)	11.61%
Ian M. Ross (6)	Class A	3,257		—		3,257		—
Michael E. Shannon (6)	Class A	1,993		—		1,993		—
Britton T. Taplin (6)	Class A	27,384		1,055		28,439		0.43%
David F. Taplin (6)	Class A	21,981		—		21,981		0.33%
John F. Turben (6)	Class A	7,253		—		7,253		0.11%
Eugene Wong (6)	Class A	228		—		228		—
Reginald R. Eklund	Class A	—		1,000		1,000		—
Michael J. Morecroft	Class A	—		—		—		—
Clifford R. Miercort	Class A	—		—		—		—
Michael Brogan	Class A	—		—		—		—
All executive officers and directors as a group (40 persons)	Class A	238,396		649,394	(9)	887,790	(9)	13.42%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13G/ A filed with the SEC with respect to Class A Common on February 7, 2006 reported that Franklin Mutual Advisers, LLC (“FMA”) may be deemed to beneficially own the shares of Class A Common reported herein as a result of being an investment adviser. The securities reported are held under advisory contracts that grant to FMA all investment and voting power over the securities reported. FMA disclaims any economic interest or beneficial ownership in the securities reported.

(3)	A Schedule 13G/ A filed with the SEC with respect to Class A Common on February 14, 2006 reported that Jeffrey L. Gendell shares the power to vote and dispose of the shares of Class A Common reported herein, as a result of being the managing member and, in such capacity, directing the affairs of each of Tontine Management, L.L.C. (“TM”), Tontine Capital Management, L.L.C. (“TCM”) and Tontine Overseas Associates, L.L.C. (“TOA”). TM is the general partner of Tontine Partners, L.P. (“TP”) and

TCM is the general partner of Tontine Capital Partners, L.P. (“TCP”). According to the Schedule 13G/A, TM, TCM, TOA, TP, TCP and Jeffrey L. Gendell, collectively as a group, beneficially own the shares of Class A Common reported herein.

(4)	A Schedule 13G/ A filed with the SEC with respect to Class A Common on February 6, 2006 reported that Dimensional Fund Advisors Inc. (“Dimensional”) beneficially owns the shares of Class A Common reported herein as a result of being an investment advisor registered under Section 203 of the Investment Advisers Act that furnishes investment advice to four investment companies registered under the Investment Company Act and serving as an investment manager to certain other commingled group trusts and separate accounts (collectively, the “Dimensional Funds”) which own the shares of Class A Common. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported herein are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(5)	A Schedule 13D, which was filed with the SEC with respect to Class A Common and most recently amended on February 14, 2006, reported that Rankin Associates II, L.P. (“Associates”), the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. (“RMI”), the general partner of Associates, may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates.

(6)	Pursuant to the Company’s Non-Employee Directors’ Equity Compensation Plan (the “Non-Employee Directors’ Plan”), each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 17, 2006. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2006 by taking the amount of such director’s quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2006.

(7)	Owsley Brown II is deemed to share with his spouse voting and investment power over 1,000 shares of Class A Common held by Mr. Brown’s spouse; however, Mr. Brown disclaims beneficial ownership of such shares.

(8)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Associates and therefore may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. (“Rankin IV”). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 105,272 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 605,361 shares of Class A Common held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin’s family and (d) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(9)	The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Brown has disclaimed beneficial ownership in note (7) above and Mr. Rankin has disclaimed beneficial ownership in note (8) above. As described in note (6) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 17, 2006 pursuant to the Non-Employee Directors’ Plan.

CLASS B COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Clara Taplin Rankin, et al. (2)	Class B		(2)		(2)	1,542,757	(2)	95.74%
c/o National City Bank Corporate Trust Operations P.O. Box 92301, Dept. 5352 Cleveland, OH 44193-0900
Rankin Associates I, L.P., et al. (3)	Class B		(3)		(3)	472,371	(3)	29.32%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Thomas E. Taplin	Class B	310,000	(4)	—		310,000	(4)	19.24%
950 South Cherry St. #506 Denver, CO 80246
Rankin Associates IV, L.P., et al. (5)	Class B		(5)		(5)	294,728	(5)	18.29%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Owsley Brown II	Class B	—		—		—		—
Robert M. Gates	Class B	—		—		—		—
Leon J. Hendrix, Jr.	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	46,052	(6)	774,099	(6)	820,151	(6)	50.90%
Ian M. Ross	Class B	—		—		—		—
Michael E. Shannon	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883	(7)	—		15,883	(7)	0.99%
John F. Turben	Class B	—		—		—		—
Eugene Wong	Class B	—		—		—		—
Reginald R. Eklund	Class B	—		—		—		—
Michael J. Morecroft	Class B	—		—		—		—
Clifford R. Miercort	Class B	—		1,000		1,000		—
Michael Brogan	Class B	—		—		—		—
All executive officers and directors as a group (40 persons)	Class B	63,910	(8)	775,099	(8)	839,009	(8)	52.07%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2006 (the “Stockholders 13D”) reported that, except for NACCO and National City Bank, as depository, the signatories to the stockholders’ agreement, dated as of March 15, 1990 (the “stockholders’ agreement”), together in certain cases with trusts and custodianships (collectively, the “Signatories”), may be deemed to be a “group” as defined under the Exchange Act (the “Stockholder Group”) and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constituted 95.74% of the Class B Common outstanding on February 17, 2006, or approximately 67.88% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.

(3)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2006, reported that Rankin Associates I, L.P. (“Rankin I”) and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(4)	Thomas E. Taplin has the sole power to vote and dispose of 310,000 shares of Class B Common held in a trust for his benefit. The Stockholders 13D reported that the Class B Common beneficially owned by Thomas E. Taplin is subject to the stockholders’ agreement.

(5)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2006, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 294,728 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 294,728 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(6)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 640,224 shares of Class B Common held by (a) a trust for the benefit of a member of Mr. Rankin’s family and (b) Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.

(7)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders’ agreement.

(8)	The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (6) above.

      Thomas E. Taplin is Clara Taplin Rankin’s brother. Britton T. Taplin is the son of Thomas E. Taplin, and David F. Taplin is a nephew of Thomas E. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,233,011 shares, or 18.64%, of the Class A Common and 1,146,034 shares, or 71.12%, of the Class B Common outstanding on February 17, 2006. The combined beneficial ownership of all directors of the Company, together with Clara Taplin Rankin, Thomas E. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,289,790 shares, or 19.50%, of the Class A Common and 1,149,009 shares, or 71.31%, of the Class B Common outstanding on February 17, 2006. Such shares of Class A Common and Class B Common together represent 56.23% of the combined voting power of all Class A Common and Class B Common outstanding on such date.
      There exists no arrangement or understanding between any director and any other person pursuant to which such director was elected. Each director and executive officer serves until his successor is elected and qualified.
Directors’ Meetings and Committees
      The Board of Directors has an Audit Review Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2005, the members of the Audit Review Committee were Robert M. Gates (Chairman), Leon J. Hendrix, Jr., Richard de J. Osborne and Michael E. Shannon; the members of the Compensation Committee were Robert M. Gates, Richard de J. Osborne (Chairman), Ian M. Ross, John F. Turben and Eugene Wong (beginning March 9, 2005); and the members of the Nominating and Corporate Governance Committee were Robert M. Gates, Dennis W. LaBarre, Richard de J. Osborne, Michael E. Shannon (Chairman), David F. Taplin and John F. Turben. The other standing committees of the Board of Directors are the Executive Committee, which during 2005 was comprised of Robert M. Gates, Dennis W. LaBarre, Richard de J. Osborne, Alfred M. Rankin, Jr. (Chairman), Michael E. Shannon and John F. Turben, and the Finance Committee, which during 2005 was comprised of Leon J. Hendrix, Jr., Dennis W. LaBarre, Alfred M. Rankin, Jr., Michael E. Shannon, Britton T. Taplin and John F. Turben (Chairman).
      The Audit Review Committee held eight meetings in 2005. The Audit Review Committee has the responsibilities set forth in its charter with respect to: the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the adequacy of the Company’s internal controls; the Company’s guidelines and policies to monitor and control its major financial risk exposures; the qualifications, independence and selection of the independent registered public accounting firm; the performance of the Company’s internal audit function and independent registered public accounting firm; assisting the Board of Directors and the Company in interpreting and applying the Company’s Corporate Compliance Program and other issues related to Company and employee ethics; and preparing the annual Report of the Audit Review Committee to be included in the Company’s proxy statement. The Board of Directors has determined that Michael E. Shannon, a member of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 401(h) of Regulation S-K under the Exchange Act. Mr. Shannon is independent, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange

Act. The Board of Directors believes that, in keeping with the high standards of the Company, all members of the Audit Review Committee should have a high level of financial knowledge. Accordingly, the Board of Directors has reviewed the membership of the Audit Review Committee and determined that each member of the Committee is independent as defined in Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3(b)(1) under the Exchange Act, is financially literate as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, has accounting or related financial management expertise as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, and may qualify as an audit committee financial expert. No members of the Audit Review Committee serve on more than three public company audit committees.
      The Compensation Committee held three meetings in 2005. The Compensation Committee reviews executive compensation; fixes compensation of the executive officers and incentive compensation; recommends the adoption of and administers or monitors the administration of all benefit plans; has the authority to grant stock options; and prepares the annual Report of the Compensation Committee on Executive Compensation. Each member of the Compensation Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange.
      The Nominating and Corporate Governance Committee held two meetings in 2005. The Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors criteria for membership to the Board of Directors; reviews and recommends to the Board of Directors the optimum number and qualifications of directors believed to be desirable; has established and monitors a system to receive suggestions for nominees to directorships of the Company; and identifies and recommends to the Board of Directors specific candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. See “Procedures for Submission and Consideration of Director Candidates.” In addition to the foregoing responsibilities, the Nominating and Corporate Governance Committee is responsible for reviewing the Company’s Corporate Governance Guidelines and recommending changes to the Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board’s effectiveness; and annually reporting to the Board of Directors the Nominating and Corporate Governance Committee’s assessment of the Board’s performance. Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange. However, the Nominating and Corporate Governance Committee may, from time to time, consult with certain other members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of the Board of Directors.
      The Finance Committee held three meetings in 2005. The Finance Committee reviews the financing and risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on all matters concerning finance.
      The Executive Committee held no meetings in 2005. The Executive Committee may exercise all of the powers of the Board of Directors over the management and control of the business of the Company during the intervals between meetings of the Board of Directors.
      The Board of Directors held six meetings in 2005. In 2005, all of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during their tenure.
      The Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, the Company has the characteristics of a “controlled company,” as that term is defined in Section 303A of the listing standards of the New York Stock Exchange. Accordingly, the Board of Directors has determined that the Company should be characterized as a “controlled company.” However, the Board of Directors has elected not to make use at the present time of any of the exceptions to the requirements of the listing standards of the New York Stock Exchange that are available to controlled companies. Accordingly, at least a majority of the members of the Board of Directors is independent, as independence is defined in the listing standards of the New York Stock Exchange. In making a determination as to the independence of its directors, the Company considered the “Independence Standards for Directors” set forth in Appendix A attached hereto and broadly considered the materiality of each director’s relationship with the Company. Based upon the foregoing criteria, the Board of Directors has determined that the following directors are independent: Owsley Brown II, Robert M. Gates, Leon J. Hendrix, Jr., Dennis W. LaBarre, Richard de J. Osborne, Ian M. Ross, Michael E. Shannon, Britton T. Taplin, David F. Taplin, John F. Turben and Eugene Wong.
      In accordance with the rules of the New York Stock Exchange, the non-management directors of the Company are scheduled to meet in executive session, without management, in February of each year. The most recent such meeting occurred in February of 2006. The Chairman of the Compensation Committee presides at such meetings. Additional meetings of the non-management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at the meeting.
      The Company holds a regularly scheduled meeting of its Board of Directors in conjunction with its Annual Meeting of Stockholders. Directors are expected to attend the Annual Meeting absent an appropriate excuse. All of the incumbent members of the Board of Directors attended the Company’s 2005 Annual Meeting of Stockholders.
      The Company has adopted a code of ethics applicable to all Company personnel, including the principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. Waivers of the Company’s code of ethics, entitled “Code of Corporate Conduct,” for directors or executive officers of the Company, if any, will be disclosed on the Company’s website. The Company has also adopted Corporate Governance Guidelines, which provide a framework for the conduct of the Board of Director’s business. The Code of Corporate Conduct, the Corporate Governance Guidelines, as well as each of the charters of the Audit Review Committee, Compensation Committee and Nominating and Corporate Governance Committee, are posted on the Company’s website at http://www.nacco.com under the heading “Corporate Governance.” The Company will provide a copy of any of these documents, without charge, to any stockholder upon request. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on the Company’s website as part of this Proxy Statement.
Certain Business Relationships
      Dennis W. LaBarre, a director of the Company and its principal subsidiaries, is a partner in the law firm of Jones Day. Such firm provided legal services on behalf of the Company and its principal subsidiaries during 2005 on a variety of matters, and it is anticipated that such firm will provide such services in 2006.
      J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. In 2005, Mr. Butler received total compensation from the Company of $426,953, which includes annual compensation, long-term compensation and all other compensation.
Report of the Audit Review Committee
      The Board of Directors of the Company adopted a written Audit Review Committee Charter in 2000. An amended and restated Audit Review Committee Charter was adopted in 2004. All members of the Audit Review Committee are independent as defined in Section 303A.02 of the New York Stock Exchange’s listing standards as currently in effect and Rule 10A-3(b)(1) under the Exchange Act.
      The Audit Review Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2005, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2005. The Audit Review Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and Rule 2-07 of Regulation S-X (Communication with Audit Committees).
      The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP its independence.

      Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC.

ROBERT M. GATES, CHAIRMAN LEON J. HENDRIX, JR.	RICHARD DE J. OSBORNE MICHAEL E. SHANNON
Compensation of Directors
      During the first half of 2005, each director who was not an officer of the Company or its subsidiaries received a retainer of $40,000 for the calendar year for service on the Board of Directors and on subsidiary boards of directors. In addition, each such director received $1,000 for attending each meeting of the Board of Directors and each meeting of a committee thereof, as well as for each meeting of a subsidiary board of directors or committee thereof on which such director served. Such fees for attendance at board meetings could not exceed $2,000 per day. In addition, the chairman of each committee of the Board of Directors and the subsidiary boards of directors received $5,000 for the year for service as committee chairman. After conducting its annual review of directors’ fees, including a report on recent trends in director compensation and recommendations from an independent outside compensation consultant, effective July 1, 2005, the Compensation Committee approved an increase in the annual retainer to $55,000 and an increase in the annual audit committee chairman’s fee to $10,000. In addition, each member of a committee (other than the Executive Committee) of the Board of Directors, including committee chairmen, now receives an annual committee member’s fee of $5,000 for each committee on which such director serves.
      Under the Non-Employee Directors’ Plan, during the first half of 2005, each director who was not an officer of the Company or its subsidiaries received 50% of his annual retainer ($20,000) in shares of Class A Common. Effective July 1, 2005, the amount of the annual retainer received in shares of Class A Common was increased to $30,000. These shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualifying domestic relations order or (c) to a trust for the benefit of the director, or his spouse, children or grandchildren. The foregoing restrictions on transfer lapse upon the earliest to occur of (i) the date which is ten years after the last day of the calendar quarter for which such shares were earned, (ii) the date of the death or permanent disability of the director, (iii) five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors of the Company and (iv) the date that a director is both retired from the Board of Directors of the Company and has reached 70 years of age. In addition, each director has the right under the Non-Employee Directors’ Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his annual retainer, meeting attendance fees, annual committee member fees and any committee chairman’s fee. These voluntary shares are not subject to the foregoing restrictions.

Compensation of Executive Officers
      The following table sets forth the annual, long-term and all other compensation for services in all capacities to the Company and its subsidiaries of the Named Executive Officers of the Company and its principal subsidiaries, NACCO Materials Handling Group, Inc. (“NMHG”), Hamilton Beach/ Proctor-Silex, Inc. (“Hamilton Beach/ Proctor-Silex”) and The North American Coal Corporation (“North American Coal”).
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
						Payouts
	Annual Compensation
						LTIP		All Other
	Fiscal	Salary		Bonus		Payouts		Compensation
Name and Principal Position	Year	($)		($)		($)		($)

Alfred M. Rankin, Jr.	2005	$1,110,600	(1)	$1,240,615	(2)	$1,008,967	(3)	$651,616	(4)(5)
Chairman, President and	2004	$972,100	(1)	$574,903	(2)	$878,856	(3)	$522,728	(4)(5)
Chief Executive Officer	2003	$942,100	(1)	$507,738	(2)	$337,652	(3)	$512,162	(4)(5)
of the Company
Reginald R. Eklund	2005	$583,974	(1)	$448,979	(6)	$513,999	(7)	$199,422	(8)
President and Chief	2004	$566,636	(1)	$433,422	(6)	—	(7)	$157,143	(8)
Executive Officer of	2003	$549,268	(1)	$464,490	(6)	—	(7)	$137,716	(8)
NMHG
Michael J. Morecroft	2005	$476,278	(1)	$373,677	(9)	—	(10)	$200,394	(11)
President and Chief	2004	$443,590	(1)	$336,030	(9)	—	(10)	$136,426	(11)
Executive Officer of	2003	$409,580	(1)	$149,551	(9)	—	(10)	$112,322	(11)
Hamilton Beach/ Proctor-Silex
Clifford R. Miercort	2005	$444,825	(1)	$199,045	(12)	—	(13)	$154,607	(14)
President and Chief	2004	$431,800	(1)	$206,744	(12)	—	(13)	$64,745	(14)
Executive Officer of	2003	$428,305	(1)	$163,929	(12)	—	(13)	$58,757	(14)
North American Coal
Michael Brogan(15)	2005	$374,693	(1)	$269,154	(16)	$55,561	(17)	$74,329	(18)
Executive Vice President	2004	$320,600	(1)	$157,376	(16)	—	(17)	$42,484	(18)
Operations of NMHG	2003	$253,137	(1)	$75,878	(16)	—	(17)	$36,166	(18)

(1)	Under current disclosure requirements of the SEC, certain of the amounts listed are being reported as “Salary,” although the Company considers them as payments of cash in lieu of perquisites. The Company does not provide its executives with the perquisites commonly provided to executives in other companies, such as cars, country club memberships and personal tax services. In order to attract and retain qualified executives to the Company, the Compensation Committees determine a target level of perquisites for each executive officer position based on the recommendations of the Company’s independent outside compensation consultant. Such target amounts are converted into fixed dollar amounts and paid in cash, an approach which satisfies the objective of providing competitive total compensation to its executives while recognizing that many perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation. The “cash in lieu of perquisites” amounts set forth below reflect the fixed dollar amount paid in cash to the Named Executive Officers in lieu of certain perquisites. For Mr. Rankin, the amounts listed for 2005, 2004 and 2003 include payments of cash in lieu of perquisites of $94,600, $91,200 and $87,200, respectively. For Mr. Eklund, the amounts listed for 2005, 2004 and 2003 include payments of cash in lieu of perquisites of $61,698, $59,736 and $57,168, respectively. For Dr. Morecroft, the amounts listed for 2005, 2004 and 2003 include payments of cash in lieu of perquisites of $46,270, $44,590 and $42,680, respectively. For Mr. Miercort, the amounts listed for 2005, 2004 and 2003 include payments of cash in lieu of perquisites of $36,190, $34,870 and $33,380, respectively. For Mr. Brogan, the amounts listed for 2005, 2004 and 2003 include payments of cash in lieu of perquisites of $40,337, $33,019 and $18,392, respectively.

(2)	For Mr. Rankin, these amounts were paid in cash pursuant to the NACCO Industries, Inc. Annual Incentive Compensation Plan (the “Short-Term Plan”) and the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the “Supplemental Short-Term Plan”) for 2005, 2004 and 2003, respectively. For 2005, the amount also included a special cash bonus of $400,000. See “Report of Compensation Committee on Executive Compensation – Compensation of Chief Executive Officer.”

(3)	For Mr. Rankin, the amounts listed for 2005, 2004 and 2003 were distributed in the form of 6,029, 6,407 and 3,526 shares of Class A Common, respectively, and cash payments in the amount of $353,211, $301,393 and $118,236, respectively. The foregoing cash payments are intended to be the approximate amounts required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. The amounts listed were distributed under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the “NACCO Long-Term Plan”).

(4)	For Mr. Rankin, the amounts listed for 2005, 2004 and 2003 include $5,250, $5,125 and $5,000, respectively, consisting of matching contributions by the Company under the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan (the “NMHG Profit Sharing Plan”); $129,934, $96,747 and $86,213, respectively, consisting of amounts credited and interest under the NACCO Industries, Inc. Unfunded Benefit Plan; and $11,484, $11,484 and $11,384, respectively, consisting of life insurance premiums paid by the Company for the benefit of Mr. Rankin.

(5)	For Mr. Rankin, the amounts listed for 2005, 2004 and 2003 include $504,948, $409,372 and $409,565, respectively, consisting of amounts credited and interest under the Retirement Benefit Plan for Alfred M. Rankin, Jr. The Company has no defined benefit retirement plan for Mr. Rankin.

(6)	For Mr. Eklund, these amounts were paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (the “NMHG Short-Term Plan”) for 2005, 2004 and 2003, respectively.

(7)	For Mr. Eklund, the amount listed for 2005 represents the value of the book value units awarded to Mr. Eklund in 2001 under the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan (the “NMHG Executive Long-Term Plan”)(plus appreciation and interest), which units matured on December 31, 2005. Payment of the entire amount was deferred under the NMHG Executive Long-Term Plan until January 1, 2007, at the election of Mr. Eklund. There was no payout for 2004 and 2003 for Mr. Eklund under the NMHG Executive Long-Term Plan.

(8)	For Mr. Eklund, the amounts listed for 2005, 2004 and 2003 include $28,000, $23,535 and $24,340, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; $169,666, $131,651 and $111,483, respectively, consisting of amounts credited and interest under the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the “NMHG Unfunded Benefit Plan”); and $1,756, $1,957 and $1,893, respectively, consisting of life insurance premiums paid by NMHG for the benefit of Mr. Eklund.

(9)	For Dr. Morecroft, these amounts were paid in cash pursuant to the Hamilton Beach/ Proctor-Silex, Inc. Annual Incentive Compensation Plan for 2005, 2004 and 2003, respectively.

(10)	For Dr. Morecroft, there was no payout for 2005, 2004 and 2003 under the Hamilton Beach/ Proctor-Silex, Inc. Senior Executive Long-Term Incentive Compensation Plan (the “HB/ PS Executive Long-Term Plan”).

(11)	For Dr. Morecroft, the amounts listed for 2005, 2004 and 2003 include $28,000, $28,488 and $28,000, respectively, consisting of contributions by Hamilton Beach/ Proctor-Silex under the Hamilton Beach/ Proctor-Silex Employees’ Retirement Savings Plan; $168,441, $104,334 and $81,171, respectively, consisting of amounts credited and interest under the Hamilton Beach/ Proctor-Silex, Inc. Unfunded Benefit Plan (the “HB/ PS Unfunded Plan”); and $3,953, $3,604 and $3,151, respectively, consisting of life insurance premiums and/or flex credits paid by Hamilton Beach/ Proctor-Silex for the benefit of or to Dr. Morecroft.

(12)	For Mr. Miercort, these amounts were paid in cash pursuant to The North American Coal Corporation Annual Incentive Compensation Plan for 2005, 2004 and 2003, respectively.

(13)	For Mr. Miercort, there was no payout for 2005, 2004 or 2003 under The North American Coal Value Appreciation Plan for the Years 2000 to 2009 (the “North American Coal Long-Term Plan”).

(14)	For Mr. Miercort, the amounts listed for 2005, 2004 and 2003 include $28,000, $10,250 and $10,000, respectively, consisting of contributions by North American Coal under The North American Coal Retirement Savings Plan; $108,532, $45,498 and $39,776, respectively, consisting of amounts credited and interest under The North American Coal Deferred Compensation Plan for Management Employees; and $18,075, $8,997 and $8,981, respectively, consisting of life insurance premiums paid by North American Coal for the benefit of Mr. Miercort.

(15)	Prior to October 1, 2005, Mr. Brogan was Senior Vice President, International Operations and Development of NMHG. Effective October 1, 2005, Mr. Brogan became Executive Vice President Operations of NMHG.

(16)	For Mr. Brogan, these amounts were paid in cash pursuant to the NMHG Short-Term Plan for 2005, 2004 and 2003, respectively.

(17)	For Mr. Brogan, the amount listed for 2005 represents the value of the book value units awarded to Mr. Brogan in 2001 under the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the “NMHG Long-Term Plan”) (plus appreciation and interest), which units matured on December 31, 2005. Payment of the entire amount was deferred under the NMHG Long-Term Plan until January 1, 2011, at the election of Mr. Brogan. There was no payout for Mr. Brogan for 2005 under the NMHG Executive Long-Term Plan and no payout for 2004 or 2003 under the NMHG Long-Term Plan.

(18)	For Mr. Brogan, the amounts listed for 2005, 2004 and 2003 include $25,031, $18,776 and $19,430, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; $48,240, $22,690 and $15,945, respectively, consisting of amounts credited and interest under the NMHG Unfunded Benefit Plan; and $1,058, $1,018 and $791, respectively, consisting of life insurance premiums paid by NMHG for the benefit of Mr. Brogan.
Stock Option Grants
      The Company did not grant any stock options under the Company’s 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2005 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2005, there were no outstanding options to purchase shares of the Company’s Class A Common or Class B Common.
Long-Term Incentive Plans
      The following table sets forth information concerning awards to the Named Executive Officers during fiscal year 2005, and estimated payouts in the future, under long-term incentive plans of the Company and its principal subsidiaries.
Long-Term Incentive Plans – Awards in Last Fiscal Year

	Number of	Performance	Estimated Future Payouts Under
	Shares,	or Other	Non-Stock Price-Based Plans
	Units or	Period Until
	Other Rights	Maturation	Threshold	Target	Maximum
Name	($ or #)	or Payout	($ or #)	($ or #)	($ or #)

Alfred M. Rankin, Jr. (1)	$0	N/A	$0	$0	N/A
Reginald R. Eklund (2)	$0	N/A	$0	$0		(2)
Michael J. Morecroft (3)	$0	N/A	$0	$0		(3)
Clifford R. Miercort (4)	$289,520	5 years	$0	$289,520		(4)
Michael Brogan (2)	$0	N/A	$0	$0		(2)

(1)	Under the NACCO Long-Term Plan, participants, including Mr. Rankin, are eligible for awards paid partly in shares of Class A Common and partly in cash for performance against a target which is based upon the Company’s consolidated return on total capital employed over multiple-year periods. Effective

January 1, 2005, participants were granted dollar-denominated target awards. Awards, if any, for the two-year performance period under the NACCO Long-Term Plan were scheduled to be made in 2007 based upon NACCO’s return on total capital employed for the period from January 1, 2005 through December 31, 2006 against the target established by the NACCO Compensation Committee. Subsequently, however, the target awards that were previously granted effective January 1, 2005 were rescinded. Therefore, none of the participants, including Mr. Rankin, received any awards under the NACCO Long-Term Plan for 2005.

(2)	During 2005, Messrs. Eklund and Brogan were participants in the NMHG Executive Long-Term Plan. Under the NMHG Executive Long-Term Plan, participants, including Messrs. Eklund and Brogan, are eligible for awards for performance against a target which is based upon NMHG’s return on total capital employed over a two-year period. Effective January 1, 2005, participants were granted dollar-denominated target awards. Awards, if any, for the two-year performance period under the NMHG Executive Long-Term Plan were scheduled to be made in 2007 based upon NMHG’s return on total capital employed for the period from January 1, 2005 through December 31, 2006 against the target established by the NMHG Compensation Committee. Subsequently, however, the NMHG Executive Long-Term Plan was frozen effective January 1, 2006 and the target awards granted effective January 1, 2005 were rescinded. Therefore, Messrs. Eklund and Brogan did not receive any awards under the NMHG Executive Long-Term Plan for 2005. All other awards previously granted under the NMHG Executive Long-Term Plan will continue to be governed by, and paid in accordance with, the terms of such plan.

(3)	During 2005, Dr. Morecroft was a participant in the HB/PS Executive Long-Term Plan. Under the HB/PS Executive Long-Term Plan, participants, including Dr. Morecroft, are eligible for awards for performance against a target which is based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed over two-year periods. Effective January 1, 2005, participants were granted dollar-denominated target awards. Awards, if any, for the two-year performance period were scheduled to be made in 2007 based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed for the period from January 1, 2005 through December 31, 2006 against the target established by the Hamilton Beach/ Proctor-Silex Compensation Committee. Subsequently, however, the HB/PS Executive Long-Term Plan was frozen effective January 1, 2006 and the target awards granted effective January 1, 2005 were rescinded. Therefore, Dr. Morecroft did not receive any awards under the HB/PS Executive Long-Term Plan for 2005. All other awards previously granted under the HB/PS Executive Long-Term Plan will continue to be governed by, and paid in accordance with, the terms of such plan.

(4)	Effective as of January 1, 2000, Mr. Miercort was awarded the right to participate in The North American Coal Long-Term Plan at a rate equal to a specified percentage of his salary range midpoint, as determined by the North American Coal Compensation Committee. When the North American Coal Long-Term Plan was adopted, the North American Coal Compensation Committee set net income appreciation goals that are based upon achieving underlying year-by-year targets for each year during the ten-year term of the Plan. These goals are adjusted each year for inflation and to take into account any “new projects” initiated in the interim. Once a plan year is completed, the actual net income during that plan year is measured against the adjusted net income goal for that plan year to determine the annual net income appreciation of current and new projects (the “Annual Factor”). Similarly, actual cumulative net income for the term of the Plan to date is measured against the cumulative adjusted net income goals to date to determine the cumulative net income appreciation of current and new projects (the “Cumulative Factor”) against the ten-year target.

When the North American Coal Long-Term Plan was adopted, the North American Coal Compensation Committee also set a goal for the cumulative net income appreciation due to new projects over the term of the Plan. At the end of each plan year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects (the “New Project Factor”). In addition, if it is determined in any plan year (an “Adjustment Year”) that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year’s New Project Factor will reduce the New Project Factor in the Adjustment Year (the “New Project Adjustment”). If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

At the start of each year during the ten-year term of the North American Coal Long-Term Plan, a target award is set for each participant as a percentage of salary midpoint. The amount shown for Mr. Miercort represents the target award which is based upon his salary range midpoint for 2005. Following the end of the year, this target amount is adjusted by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. Target amounts as so adjusted are credited or debited to an account for the benefit of the participant, which earns interest based upon the average monthly rate of ten-year U.S. Treasury Bonds. There are no threshold or maximum values for an award. All amounts in these accounts vest at the rate of 20% each year, and, for Mr. Miercort, became fully vested on December 31, 2004. Vested amounts are payable in cash on the earlier of December 31, 2009, or the participant’s death, disability or retirement.

Report of the Compensation Committee on Executive Compensation
      The Compensation Committee of the Company’s Board of Directors and the Compensation Committees of the Company’s subsidiary boards of directors (collectively, the “Compensation Committee”) have furnished the following report on executive compensation. The members of the Compensation Committee for 2005 were Robert M. Gates, Richard de J. Osborne (Chairman), Ian M. Ross, John F. Turben and Eugene Wong (beginning on March 9, 2005). The members of the Compensation Committees of the Company’s principal subsidiaries, NMHG, Hamilton Beach/ Proctor-Silex and North American Coal, consist of these individuals, as well as Dennis W. LaBarre and Alfred M. Rankin, Jr. Messrs. LaBarre and Rankin are not members of the Compensation Committee of the Company, and their participation in this report is limited to the portions of the report relating to the Company’s subsidiaries.

Compensation Policy
      The guiding principle of the executive compensation program of the Company and its subsidiaries has been the maintenance of a strong link between an executive officer’s compensation and individual performance and the performance of the Company or the subsidiary for which the executive officer has responsibility. Comprehensively defined target total compensation is established for each executive officer position following rigorous evaluation standards to ensure internal equity. Such total compensation is targeted explicitly in dollar terms as the sum of base salary plus perquisites, short-term incentives and long-term incentives. While the Company offers opportunities for its executive officers to earn truly superior compensation for outstanding results, this link includes significantly reduced compensation for weak results.
      In accordance with the foregoing philosophy, the Compensation Committee approves a mix of base salaries and incentive plans for each executive officer such that base salary levels are at levels appropriate to allow incentive plans to serve as significant motivating factors. Base salary and incentive compensation levels for each officer are determined by the Compensation Committee, which considers recommendations made by the Company’s independent outside compensation consultant. The consultant bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of the Company’s philosophy, as summarized above. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of executive officers with the long-term interests of stockholders by basing a substantial portion of the incentive compensation package upon return on total capital employed performance and book value appreciation rather than on cyclical movements in stock price. Finally, in addition to providing other limited perquisites, target levels of perquisites for executive officers are converted into fixed dollar amounts and paid in cash, an approach which recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.
      In sum, the executive compensation program at the Company and its subsidiaries is designed to reward executive officers with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years when the Company has lower financial results, payouts under the incentive components of the Company’s compensation plans will be lower. In years when the Company has better financial results, payouts under the incentive components of the Company’s compensation plans will be greater. The Company believes that over time the program will encourage executive officers to earn incentive pay significantly greater than 100% of target by delivering outstanding managerial performance.
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent that the compensation for any of such individuals exceeds one million dollars for the taxable year. An exception to this general rule exists for payments that are made for attainment of one or more performance goals meeting certain criteria. In response to this law and the regulations promulgated thereunder, the stockholders of the Company previously had approved the Supplemental Short-Term Plan and the NACCO Long-Term Plan. At this Annual Meeting, the Company is asking its stockholders to approve, for purposes of Section 162(m), the Supplemental Short-Term Plan and the NACCO Long-Term Plan, both as amended and restated, so that awards made under these plans for 2006 and thereafter will continue not to count towards the one million dollar cap. See “Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Supplemental Annual Incentive Compensation Plan” at pages 30 to 31 and “Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Executive Long-Term Incentive Compensation Plan” at pages 31 to 34 of this Proxy Statement. In the past and upon approval at the Annual Meeting, both plans have been and will be used so that, together with steps taken by the Compensation Committee in the administration of these plans, payouts on awards made under these plans should not count towards the one million dollar cap, which the law imposes for purposes of federal income tax deductibility. While the Compensation Committee intends generally to preserve the deductibility of compensation payable to the Company’s executive officers, as appropriate, deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes is in the best interests of the Company and its stockholders.

Executive Compensation and Company Performance
      The three main elements of the Company’s executive compensation program - base salary, short-term incentive compensation and long-term incentive compensation - are carefully reviewed by the Compensation Committee in relation to the performance of the Company and its subsidiaries.
      Base Salary. To assist the Compensation Committee in fixing base salary levels which are at adequately competitive levels, an independent outside consultant analyzes a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues. Organizations participate in the survey based upon their voluntary submission of data to the independent consultant, as well as their ability to pass the consultant’s quality assurance controls. For 2005, participants included 237 parent organizations and 316 independent operating units. Comparing positions of similar scope and complexity, the consultant derives a median salary level for each executive officer position at the Company and its principal subsidiaries and provides that information to the Compensation Committee. All information provided to the Compensation Committee is on an industry-wide basis as opposed to a comparison with individual companies that may compete with the Company and its principal subsidiaries. The Compensation Committee uses the median, or salary midpoint (“Salary Midpoint”), for purposes of determining the salary range for each executive officer. The Compensation Committee then sets the base salary for each executive officer, which is within the salary range and is dependent upon additional factors such as the executive officer’s performance.
      Because the Compensation Committee uses Salary Midpoints based on studies of domestic industrial organizations from all segments of industry, the Company does not believe that there is a meaningful relationship between executive salary levels of each subsidiary determined by the Compensation Committee and the executive salary levels of the companies that make up the Russell 2000 Producer Durables Index. That index, which is used by the Company as the published industry index for comparison to the Company’s stock price performance, was chosen because NMHG, which manufactures forklifts, is the Company’s largest subsidiary in terms of asset value and revenues.

      Short-Term Incentive Compensation. At the beginning of 2005, the Compensation Committee adopted target performance levels for return on total capital employed for the Company (upon which awards under the Company’s Supplemental Short-Term Plan and a portion of the Company’s Short-Term Plan are based) and its subsidiaries, and various performance criteria for the Company’s subsidiaries such as net income, economic value income, market share, revenue, sales development and support costs (depending on the business unit) (upon which awards under a portion of the Company’s Short-Term Plan and the annual incentive compensation plans of the Company’s subsidiaries are based) for that year. The short-term incentive plans for the Company and its subsidiaries essentially follow the same basic pattern for award determination. Performance targets are established within the Compensation Committee’s discretion, and are generally based upon management’s recommendations as to the performance objectives of the particular business for the year. Target awards for executive officers are established at specified percentages of each individual’s Salary Midpoint.
      Final awards for each individual under the short-term incentive plans of the Company and its subsidiaries are based on the individual’s target award, adjusted for performance by the business unit against the established targets, and for all such plans except the Supplemental Short-Term Plan, for performance by the individual against individual goals. The Compensation Committee, in its discretion, may also increase or decrease awards under all such plans (except for the Supplemental Short-Term Plan pursuant to which awards for the Named Executive Officers may be decreased, but not increased), and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. Generally short-term incentive payments will not exceed 150% of the target amount.
      The short-term annual incentive plans of the Company and its subsidiaries provide target compensation of 5% to 90% of Salary Midpoint, depending on the executive officer’s position. Although it varies by business unit, target awards generally are tied to the annual operating and financial targets for the particular business unit, and in most cases, to longer-term objectives such as long-term return on total capital employed performance targets for the business unit.
      Long-Term Incentive Compensation. For 2005, the long-term incentive compensation plans for the Company and its subsidiaries, established at target performance levels by the Compensation Committee, were designed to provide the equivalent of 5% to 205% of Salary Midpoint (unless the amount is currently taxable, in which case the targets are increased as necessary to permit plan participants to satisfy their tax withholding obligations).
      The long-term incentive compensation plan for the parent holding company uses the Company’s consolidated return on total capital employed as a measure of incentive compensation. The consolidated return on total capital employed target is established by the Compensation Committee, and is set at a level believed to provide an appropriate measure of stockholder protection. In general, each year participants will be granted dollar-denominated target base period awards based on a performance period of one or more years and target consistent performance awards based on performance periods of five years. Target awards are set based on a percentage of each executive officer’s Salary Midpoint, and are adjusted as of the end of the base period based upon the Company’s consolidated return on total capital employed. Consistent performance awards are intended to supplement the base period awards granted to participants. No consistent performance award is payable if the Company’s consolidated return on total capital employed performance for the relevant period is at or below target. The long-term incentive compensation plan for the parent company gives the Compensation Committee the authority to increase or decrease awards (except for awards for the Named Executive Officers, which may be decreased, but not increased), and adjust the incentive compensation measures (except for the incentive compensation measures applicable to awards for the Named Executive Officers).
      Approximately 65% of all of the awards under the Company’s long-term plan are distributed in shares of Class A Common, the transfer of which is restricted for ten years, with the number of shares awarded being based on the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the last year of the appropriate performance period. An average price mechanism, rather than the year-end price or price on the date of payment, is used in determining the number of shares to be awarded because the Compensation Committee believes that valuation at a single point in time in a year is likely to lead to inappropriate results. The balance of the award is paid in cash and is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. The Compensation Committee has the power to adjust the percentage of awards that are paid in stock (subject to any restrictions under Internal Revenue Code Section 162(m)). As discussed above, none of the participants in the Company’s long-term incentive compensation plan received a target award for 2005.
      At the Annual Meeting, the Company is asking its stockholders to approve the Company’s Supplemental Executive Long-Term Incentive Bonus Plan (the “Supplemental Long-Term Bonus Plan”). See “Approval of the Supplemental Executive Long-Term Incentive Bonus Plan” at pages 34 to 35 of this Proxy Statement. The Supplemental Long-Term Bonus Plan gives the Compensation Committee the flexibility to provide additional compensation to its executive officers for truly outstanding results and extraordinary personal effort. The amount of an award (if any) granted under the Supplemental Long-Term Bonus Plan is at the discretion of the Compensation Committee. Once the amount of an award is determined, the award will be paid partially in Class A Common, the transfer of which is restricted for ten years, and partially in cash, under rules identical to those contained in the Company’s long-term incentive compensation plan.
      The Compensation Committee believes that awards under the Company’s long-term incentive compensation plans promote a long-term focus on the profitability of the Company because, although a recipient may receive a payout after the end of a base period and each consistent performance period (or after the award year under the Supplemental Long-Term Bonus Plan), the recipient is effectively required to invest the noncash portion of the payout in the Company for up to ten years. This is because the shares distributed may not be transferred for ten years following the last day of the base period (or award year, as applicable). During the restriction period, the ultimate value of a payout is subject to change based upon the value of the Class A Common. The value is enhanced as the value of the Class A Common appreciates (or is decreased as the value of the Class A Common depreciates), and thus such awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the Class A Common.
      The subsidiaries’ long-term incentive compensation plans are linked to future performance of the particular business unit. Each subsidiary plan establishes target awards based on an executive officer’s Salary Midpoint. NMHG’s long-term plans for 2005 use NMHG’s return on total capital employed as a measure of incentive compensation. The return on total capital employed targets are established by the NMHG Compensation Committee and the target awards are adjusted as of the end of the base period based upon NMHG’s return on total capital employed performance. The NMHG long-term plans give the NMHG Compensation Committee the authority to increase or decrease awards and adjust the incentive compensation measures. Participants are then awarded “book value units” which have a five-year payment restriction from the date of the award. The actual amount paid after the payment restriction lapses depends on the book value of NMHG, which may increase or decrease, over the time period. Participants in the plans may elect to have awards with a grant date prior to January 1, 2005 deferred under the plan for up to ten years from the date of the award, and if the award has been deferred through the full ten-year period, the participant may further elect to have the award deferred and paid under the NMHG Unfunded Benefit Plan. Participants in the plans may elect to have awards with a grant date on or after January 1, 2005 deferred under the plan for a period of exactly ten years. As discussed above, none of the participants in the NMHG Executive Long-Term Plan received a target award for 2005.
      Similarly, Hamilton Beach/ Proctor-Silex’s long-term plans for 2005 use Hamilton Beach/ Proctor-Silex’s return on total capital employed as a measure of incentive compensation. The return on total capital employed targets are established by the Hamilton Beach/ Proctor-Silex Compensation Committee and the target awards are adjusted as of the end of the base period based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed performance. The Hamilton Beach/ Proctor-Silex long-term plans give the Hamilton Beach/ Proctor-Silex Compensation Committee the authority to increase or decrease awards and adjust the incentive compensation measures. Participants are then awarded “book value units” which have a five-year payment restriction from the date of the award. The actual amount paid after the payment restriction lapses depends on the book value of Hamilton Beach/ Proctor-Silex, which may increase or decrease, over the time period. Participants in the plan may elect to have awards with a grant date prior to January 1, 2005 deferred under the plan for up to ten years from the date of the award and, if the award has been deferred through the full ten-year period, the participant may further elect to have the award deferred and paid under the HB/ PS Unfunded Plan. Participants in the plans may elect to have awards with a grant date on or after January 1, 2005 deferred under the plan for a period of exactly ten years. As discussed above, none of the participants in the HB/ PS Executive Long-Term Plan received a target award for 2005.
      The North American Coal long-term incentive compensation plan for 2005 provides for awards of the right to participate in the plan at a rate equal to a specified percentage of the individual’s Salary Midpoint. The target amount allocated to a participant is adjusted at the end of each year for the actual net income during that plan year to determine the annual net income appreciation of current and new mining projects against previously set annual targets. Similarly, the target amount is adjusted at the end of each year for the actual cumulative net income for the term of the plan to date to determine the cumulative net income appreciation of current and new projects against previously set targets. At the end of each plan year, the target amount is also adjusted for the present value of expected cumulative net income appreciation of all new projects initiated during that year to determine the net income appreciation due to the acquisition of new projects against previously set targets. Finally, if it is determined in any plan year that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project will reduce the new project adjustment in that year. If the new project adjustment is large enough, it is possible for participants to receive negative awards in a given year. Amounts credited under the 2000 to 2009 North American Coal Long-Term Plan, which became effective on January 1, 2000, vest at the rate of 20% for each year following the effective date of the initial award and are paid in cash during the first calendar quarter of 2010.
      The long-term incentive plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company’s executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the enterprise for an extended period to strengthen the tie between stockholders’ and executive officers’ long-term interests. The ultimate compensation purpose of such long-term incentive plans is to enable executive officers to accumulate capital through future managerial performance, which contributes to the future success of the Company’s businesses.

Compensation of the Chief Executive Officer
      The compensation awarded to the Company’s chief executive officer reflects the basic philosophy generally discussed above that compensation for all employees should be based on Company and individual performance.
      The Compensation Committee considered that each of the Company’s business units continued to improve in 2005. The Compensation Committee considered that the foregoing improvements were in part the result of the restructuring, cost reduction and growth programs underway at the Hamilton Beach/ Proctor-Silex, NACCO Materials Handling Group, North American Coal and Kitchen Collection businesses that were initiated in 2002 or earlier years, which were designed in part to put these businesses in the best possible position to achieve profit improvement and compete in uneven market conditions and to address other challenges such as those presented in 2004 and 2005, and also to prepare these businesses for enhanced profitability in the future as market conditions improve. The Compensation Committee also considered that Mr. Rankin provided outstanding leadership of the Company’s efforts in managing adverse external factors that affect performance, such as on-going pressures from increased material and fuel costs, and continued adverse currency exchange rates. Overall, the Compensation Committee believes that Mr. Rankin continues to provide strong leadership as chief executive officer of the Company.
      After careful consideration of the overall results of the Company and its subsidiaries, the on-going impact of the Company’s restructuring plans and continued progress towards strategic goals in 2005, the Compensation Committee increased Mr. Rankin’s base salary by four percent for 2005. In addition, the Compensation Committee made a one-time adjustment consisting of an additional $100,000 to his base salary for 2005 to ensure the competitiveness of Mr. Rankin’s total compensation. The Compensation Committee established Mr. Rankin’s Short-Term Plan target and Supplemental Short-Term Plan target for 2005 at 90% and 75% of his Salary Midpoint, respectively. The actual performance of the Company in 2005 in terms of consolidated return on total capital employed was below the targeted level of performance, and the actual performance of certain subsidiaries in terms of net income, economic value income and other strategic operating factors was above targeted levels of performance. The annual incentive awards to Mr. Rankin were 150.0% under the Company’s Short-Term Plan and 85.6% under the Supplemental Short-Term Plan, for an aggregate annual incentive compensation performance against target of 127.0%.
      In addition to incentive compensation under these short-term plans, the Compensation Committee awarded a special cash bonus to Mr. Rankin in the amount of $400,000. The award was based upon the Committee’s assessment of the quality of the overall leadership of the Company and its subsidiaries provided by Mr. Rankin in 2005. Although the special award is included for purposes of determining the one million dollar cap under Section 162(m), the Compensation Committee believes the award is consistent with its compensation policy of rewarding executive officers for delivery of outstanding managerial performance.
      Long-term incentive compensation payouts for 2005 are based on the Company’s 2004 and 2005 financial results. The long-term award targeted for Mr. Rankin for that period by the Compensation Committee was 160.0% of his Salary Midpoint (adjusted from 145.0% to take into consideration the fact that the award is currently taxable to Mr. Rankin). The award to Mr. Rankin under the NACCO Long-Term Plan for the two-year period from January 1, 2004 through December 31, 2005, which was paid in early 2006, was 80.2% of his targeted amount.
      The NACCO Long-Term Plan also provides for payment of “consistent performance awards” when the Company’s consolidated adjusted return on equity over five-year periods exceeds a pre-established target. The consolidated adjusted return on equity calculated pursuant to the 2001 NACCO Long-Term Plan for the five-year period ended December 31, 2005 was below the target established in 2001. Accordingly, no plan participants, including Mr. Rankin, received consistent performance awards.

ROBERT M. GATES RICHARD DE J. OSBORNE, CHAIRMAN IAN M. ROSS JOHN F. TURBEN	EUGENE WONG DENNIS W. LABARRE* ALFRED M. RANKIN, JR.*

*	Messrs. LaBarre and Rankin are members of the compensation committees of the Company’s principal subsidiaries only and their participation in this report is limited to the portions of the report relating to the Company’s subsidiaries.
Compensation Committee Interlocks and Insider Participation
      Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is Chairman, President and Chief Executive Officer of the Company.

Stock Price Performance Presentation
      The following graphs compare the Company’s total annual stock price performance on Class A Common against the total stock price performance of the Russell 2000 Index and, in the case of Graph 1, the Russell 2000 Producer Durables Index for the periods indicated. The graphs present the year-end value of a $100 investment, at the base point, for each index assuming the reinvestment of dividends.
      In accordance with the regulations promulgated by the SEC, Graph 1 compares the stock price performance based upon the difference between the stock price at the beginning of each fiscal year and the stock price at the end of the fiscal year for the five-year period commencing January 1, 2001 (base point December 31, 2000) and ending December 31, 2005.
2001-2005 Stock Price Performance
Graph 1

			Russell 2000 Producer
	NACCO	Russell 2000	Durables Index

2000	$100.00	$100.00	$100.00
2001	$131.87	$102.63	$105.58
2002	$103.54	$81.63	$78.69
2003	$215.93	$120.22	$126.21
2004	$259.17	$142.37	$147.33
2005	$293.07	$148.95	$152.15
    Assumes $100 invested at December 31, 2000 with dividends reinvested

     The Company believes that the measurement set forth in Graph 1, which is based upon the stock price at a single point in time in each year, does not adequately reflect the Company’s stock price performance over the period because of the numerous periodic fluctuations throughout the year in both the price of the Company’s stock and the level of the Russell 2000 Index. The Company, therefore, has provided Graph 2, which compares the returns for the Company and the Russell 2000 Index based upon the average of the daily closing stock price (portrayed by the data presented in bold type) compared with the corresponding information from Graph 1, which is based upon the change in the stock price for each fiscal year for the same period as in Graph 1.
2001-2005 Stock Price Performance
Graph 2

				Russell 2000
				(12-Month
			NACCO (12-Month	Moving
	NACCO	Russell 2000	Moving Average)	Average)

2000	$100.00	$100.00	$100.00	$100.00
2001	$131.87	$102.63	$146.02	$97.79
2002	$103.54	$81.63	$126.47	$92.08
2003	$215.93	$120.22	$150.01	$96.96
2004	$259.17	$142.37	$219.02	$125.82
2005	$293.07	$148.95	$270.27	$140.78
Assumes $100 invested at December 31, 2000 with dividends reinvested
12-month moving average data is based upon the daily closing price

     The Company believes that although sustained operating and financial performance will ultimately be reflected in stock price, the five-year period portrayed in the foregoing graphs is too brief a period over which to measure the results of significant strategic activities, and that corporate financial and strategic performance will be reflected in stock price only when measured over the long term. Accordingly, the long-term incentive compensation plans of the Company and its subsidiaries are linked to values reflecting long-term operating and financial achievement, not short-term stock price fluctuations, as further described in the “Report of the Compensation Committee on Executive Compensation – Executive Compensation and Company Performance – Long-Term Incentive Compensation” on pages 20 through 22. The Company, therefore, has included Graph 3, which compares the 10-year returns for the Company and the Russell 2000 Index based on the average stock price for the year computed using the same method as in Graph 2 for the 10-year period commencing January 1, 1996 (base point December 31, 1995) and ending December 31, 2005.
1996-2005 Stock Price Performance
Graph 3

	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005

NACCO (12-Month Moving Average)	$100.00	$96.43	$134.94	$218.61	$136.07	$80.99	$122.86	$106.41	$126.22	$184.28	$227.40
Russell 2000 (12-Month Moving Average)	$100.00	$107.36	$128.59	$139.02	$143.68	$171.72	$160.45	$151.08	$159.09	$206.44	$230.98
Assumes $100 invested at December 31, 1995 with dividends reinvested
12-month moving average data is based upon the daily closing price

     The following table contains the annual returns expressed in percentages for the indices set forth in the preceding graphs.
Annual Returns of Indices Included on Stock Price Performance Graphs

Year-End Closing Price
				Average of Daily Closing Price
			Russell 2000
		Russell	Producer		Russell		Russell
Year	NACCO	2000	Durables	NACCO	2000	NACCO	2000

1995						0.00%	0.00%
1996						–3.57%	7.36%
1997						39.93%	19.78%
1998						62.00%	8.11%
1999						–37.76%	3.35%
2000	0.00%	0.00%	0.00%	0.00%	0.00%	–40.48%	19.52%
2001	31.87%	2.63%	5.58%	46.02%	–2.21%	51.70%	–6.57%
2002	–21.48%	–20.46%	–25.47%	–13.39%	–5.84%	–13.39%	–5.84%
2003	108.55%	47.27%	60.39%	18.62%	5.30%	18.62%	5.30%
2004	20.02%	18.42%	16.74%	46.00%	29.76%	46.00%	29.77%
2005	13.08%	4.62%	3.27%	23.40%	11.89%	23.40%	11.89%
Pension Plans

North American Coal Pension Plans
      The following table sets forth the estimated maximum annual benefits under the North American Coal defined benefit pension plans (both qualified and non-qualified) which would be payable on a straight life annuity basis, in various compensation classifications upon retirement at age 65, after selected periods of service:

Final
Average	Years of Service at Retirement (Age 65)
Annual Pay
Age 65	15 Years	20 Years	25 Years	30 Years	35 Years

$125,000	$26,348	$35,130	$43,913	$52,696	$55,821
150,000	32,348	43,130	53,913	64,696	68,446
175,000	38,348	51,130	63,913	76,696	81,071
200,000	44,348	59,130	73,913	88,696	93,696
225,000	50,348	67,130	83,913	100,696	106,321
250,000	56,348	75,130	93,913	112,696	118,946
300,000	68,348	91,130	113,913	136,696	144,196
350,000	80,348	107,130	133,913	160,696	169,446
400,000	92,348	123,130	153,913	184,696	194,696
450,000	104,348	139,130	173,913	208,696	219,946
500,000	116,348	155,130	193,913	232,696	245,196
550,000	128,348	171,130	213,913	256,696	270,446
600,000	140,348	187,130	233,913	280,696	295,696
650,000	152,348	203,130	253,913	304,696	320,946
700,000	164,348	219,130	273,913	328,696	346,196
750,000	176,348	235,130	293,913	352,696	371,446
800,000	188,348	251,130	313,913	376,696	396,696
      Effective December 31, 2004, benefit accruals under the North American Coal plans were generally frozen for most participants (other than certain non-executive employees of the mining subsidiaries). Therefore, any compensation or service earned after December 31, 2004 will not be taken into account for purposes of computing pension benefits under the North American Coal plans. Benefits that were accrued under the North American Coal plans as of December 31, 2004 will be subject to a cost of living adjustment (“COLA”), based on the rate of inflation contained in the Consumer Price Index for All Urban Consumers as in effect on the last business day of the prior year (but not less than 2%). The COLA increase will apply from January 1, 2005 until the participants terminate employment.
      For computing pension benefits under the North American Coal plans, “Final Average Annual Pay” is based on the average annual earnings for the highest five consecutive years during the last ten years prior to retirement (or, if earlier, January 1, 2005). Earnings include those amounts shown in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 14, which are paid to the executive officers, other than amounts which represent severance payments, relocation allowances and other similar fringe benefits. Due to the benefit freeze, none of Mr. Miercort’s 2005 earnings or service will be taken into account under the plans.
      The estimated annual pension benefit payable on a straight life basis at age 65 for Mr. Miercort under the North American Coal plans, based on his Final Average Annual Pay and 29 years of service as of December 31, 2004 (and the COLA increase for 2005), is $191,995. The benefits under the North American Coal plans for Mr. Miercort are not subject to a Social Security offset.

Hamilton Beach/ Proctor-Silex Pension Plans
      For 1996, Dr. Morecroft was covered by the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/ Proctor-Silex. Hamilton Beach/ Proctor-Silex credited an amount to a notional account for each covered employee under the plans based on a formula which took into account the employee’s age, compensation and Hamilton Beach/ Proctor-Silex’s profits. Effective as of December 31, 1996, the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/ Proctor-Silex were permanently frozen for all participants.
      The frozen notional account balances are credited with interest equal to 1% above the one-year Treasury Bill rate (with a minimum of 5% and a maximum of 12%) until benefit commencement. The notional account balances are paid in the form of a lump sum or are converted to an annuity to provide monthly benefit payments. The estimated annual pension benefit for Dr. Morecroft under the cash balance plans, based on compensation, service and interest credits through December 31, 2005, which would be payable on a straight life annuity basis at age 65, is $12,952.

NMHG Pension Plans
      NMHG does not generally provide defined benefit pension benefits for its executives in the United States. However, for periods prior to October 1, 2002, Mr. Brogan was a participant in the qualified and non-qualified NMHG UK retirement plans (collectively, the “UK Plan”). The following table sets forth the estimated maximum annual benefits under the UK Plan (in U.S. dollars) which would be payable on a straight life annuity basis, in various compensation classifications upon retirement at age 65, after selected periods of service. Although, the benefit formula is calculated in British pounds, all amounts shown in this section are stated in U.S. dollars at a conversion rate of 1.72 U.S. dollars = 1 British pound (the noon buying rate on December 31, 2005).

Final Average	Years of Service at Retirement (Age 65)
Compensation
Age 65	15 Years	20 Years	25 Years	30 Years	35 Years

$200,000	$64,300	$82,300	$98,400	$114,500	$130,600
300,000	97,600	125,000	149,400	173,900	198,300
400,000	131,000	167,700	200,500	233,200	265,900
500,000	164,300	210,400	251,500	292,500	333,600
600,000	197,600	253,100	302,500	351,900	401,300
700,000	231,000	295,800	353,500	411,200	469,000
800,000	264,300	338,400	404,500	470,200	536,700
900,000	297,600	381,100	455,500	529,900	604,400
1,000,000	331,000	423,800	506,500	589,300	672,000
      For computing pension benefits under the UK Plan, “Final Average Compensation” is based on the highest annual average of “Compensation” in any period of three consecutive years in the 10 years immediately preceding retirement (or, in Mr. Brogan’s case, the 10 years immediately preceding October 1, 2002). For purposes of the UK Plan, “Compensation” is generally a participant’s annual pay excluding bonuses, commissions, overtime payments and shift allowances less a UK based national insurance contributions deduction. Final Average Compensation for Mr. Brogan that would be taken into account under the UK Plan as of September 30, 2002 is $241,747. As of September 30, 2002, the number of years of service taken into account under the UK Plan for Mr. Brogan is 15.1 years. The estimated annual benefit for Mr. Brogan under the UK Plan, calculated as of April 6, 2005, which would be payable on a straight life annuity basis at age 65 is $66,923.
      For periods on and after October 1, 2002, Mr. Brogan became a participant in the NMHG Excess Pension Plan for UK Transferees (the “Excess Plan”). Effective December 31, 2005, benefit accruals under the Excess Plan were permanently frozen. Therefore, any compensation or service earned after December 31, 2005 will not be taken into account for purposes of computing Mr. Brogan’s pension benefits under the Excess Plan. Mr. Brogan’s pension benefit under the Excess Plan is equal to the benefit that would have been payable under the qualified UK Plan had Mr. Brogan continued to participate in such Plan until December 31, 2005, reduced by the actual qualified UK Pension Plan benefit and the actuarial equivalent of certain of the U.S. retirement benefits provided under the NMHG Profit Sharing Plan and the NMHG Unfunded Benefit Plan. The estimated annual pension benefit for Mr. Brogan under the Excess Plan, calculated as of December 31, 2005, which would be payable on a straight life annuity basis at age 60 is $16,400.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2005, all filing requirements applicable for reporting persons were met, except as follows:
      Susan S. Sichel filed two reports on Form 4 which identified three transactions that should have been reported earlier on a Form 4; Jennifer T. Jerome filed a report on Form 5 which identified seven transactions that should have been reported earlier on a Form 4; David F. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4 and a report on Form 5 which identified three transactions that should have been reported earlier on a Form 4; Thomas E. Taplin, Jr. filed a report on Form 5 which identified a transaction that should have been reported earlier on a Form 4; Julia L. Rankin filed a report on Form 3 which should have been filed earlier; and Thomas P. Rankin filed a report on Form 3 which should have been filed earlier.

2.	Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Supplemental Annual Incentive Compensation Plan.
      In 1996, the Compensation Committee of the Board of Directors adopted the Company’s Supplemental Annual Incentive Compensation Plan (the “Supplemental Short-Term Plan”) for key employees of the parent holding company. The Supplemental Short-Term Plan, which was re-approved by the Company’s stockholders at their 2001 Annual Meeting, was adopted to ensure that the awards under the plan continued to meet the criteria for deductibility under Internal Revenue Code Section 162(m).
      The Compensation Committee wishes to preserve the federal income tax deductibility of short-term incentive compensation awards paid to key employees of the Company under the Supplemental Short-Term Plan. Stockholder approval of the Supplemental Short-Term Plan is therefore again required in order to comply with the requirement under Section 162(m) of the Internal Revenue Code that the material terms of the Supplemental Short-Term Plan be reapproved every five years.
      No substantive or material changes are being made to the Supplemental Short-Term Plan. A copy of the amended and restated Supplemental Short-Term Plan is attached hereto as Appendix B. The following summary of the Supplemental Short-Term Plan is qualified in its entirety by reference thereto.
      Purpose. The purpose of the amended and restated Supplemental Short-Term Plan continues to be to further the profits and growth of the Company by enabling it to attract and retain key employees of the Company by offering the opportunity to earn annual incentive compensation to those key employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the deductibility of the short-term incentive compensation awards that may be made under the Supplemental Short-Term Plan for 2006 and future years to the key employees of the Company.
      Administration and Eligibility. The Supplemental Short-Term Plan will continue to be administered by the Compensation Committee. Salaried employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Compensation Committee, occupy key positions in which their efforts may significantly contribute to the profits or growth of the Company are eligible to participate in the Supplemental Short-Term Plan. Currently, there is only one individual who participates in the Supplemental Short-Term Plan. Employees of subsidiaries of the Company are not eligible to participate in the Supplemental Short-Term Plan. The Compensation Committee identifies Plan participants for each year not later than the 90th day of each year.
      Awards. Not later than the 90th day of each year, the Compensation Committee establishes a target level of incentive opportunity for each participant, stated as a percentage of the participant’s Salary Midpoint. The performance targets that are established are wholly within the Compensation Committee’s discretion and are based upon management’s recommendations as to the performance objectives of the various business units for the year. These percentages have generally ranged between 15% and 90% of Salary Midpoint, depending upon the key employee’s position. In addition, threshold and maximum award levels are established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a plan year, even if the maximum performance level is exceeded. Under no circumstances will any participant receive an award under the Supplemental Short-Term Plan in any calendar year exceeding $800,000. Final awards are paid in cash during the first two and one-half months of the following year.
      The Compensation Committee has the discretion to change the formula each year and base the formula upon one or more of the following performance measures: return on total capital employed, return on equity, economic value income, net income, market share, sales development, return on tangible assets employed or support costs of the Company and/or its subsidiaries. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. The Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the Named Executive Officers, which may only be decreased).

      Target 2006 Awards. Final awards under the Supplemental Short-Term Plan for 2005 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 14. Although final awards under the Supplemental Short-Term Plan for 2006 and thereafter are not currently determinable, the following are target awards for 2006 for the Named Executive Officers, all executive officers of the Company as a group, all non-executive directors of the Company as a group and all non-executive officer employees of the Company as a group who participate in the Supplemental Short-Term Plan. Final awards for 2006 under the Supplemental Short-Term Plan may not exceed 150% of the target awards.
Supplemental Annual Incentive Compensation Plan

	Dollar
Name and Position	Value(s)

Alfred M. Rankin, Jr. – Chairman, President and Chief Executive Officer of the Company	$294,804
Reginald R. Eklund – President and Chief Executive Officer of NMHG	$0	(1)
Michael J. Morecroft – President and Chief Executive Officer of Hamilton Beach/ Proctor-Silex	$0	(1)
Clifford R. Miercort – President and Chief Executive Officer of North American Coal	$0	(1)
Michael P. Brogan – Executive Vice President Operations of NMHG	$0	(1)
Executive Group (1 person)	$294,804
Non-Executive Director Group (0 persons)	$0	(2)
Non-Executive Officer Employee Group (0 persons)	$0

(1)	Messrs. Eklund, Morecroft, Miercort and Brogan are not eligible to participate in the Supplemental Short-Term Plan because they are employees of the Company’s subsidiaries.

(2)	Directors who are not employees of the Company are not eligible to participate in the Supplemental Short-Term Plan.
      Stockholder Vote. The Supplemental Short-Term Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company’s stock present in person or by proxy, and which is actually voted, at the Annual Meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN.
      It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the Supplemental Short-Term Plan, unless contrary instructions are received. If the Supplemental Short-Term Plan is not approved by the stockholders of the Company, no payments will be made under the Plan with respect to 2006 and thereafter.

3.	Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the Executive Long-Term Incentive Compensation Plan
      In 2001, the Board of Directors of the Company adopted, and at their annual meeting the stockholders of the Company approved, an amended and restated Executive Long-Term Incentive Compensation Plan (the “NACCO Long-Term Plan”) for key executive employees of the Company. The amended and restated plan was adopted to ensure that the awards under the plan continued to meet the criteria for deductibility under Internal Revenue Code Section 162(m). In 2006, the Board of Directors of the Company adopted an amended and restated NACCO Long-Term Plan.
      The Compensation Committee wishes to preserve the federal income tax deductibility of the long-term compensation that is paid to the key executive employees of the Company under the amended and restated NACCO Long-Term Plan. Stockholder approval of the amended and restated NACCO Long-Term Plan is therefore required in order to comply with the requirement under Section 162(m) of the Internal Revenue Code that the material terms of the NACCO Long-Term Plan be approved every five years.

      While the amended and restated NACCO Long-Term Plan is not intended to provide new or additional compensation benefits to its participants, the following changes have been made to the Plan: (1) the method of determining the average award share price has been changed; and (2) the maximum amount that can be paid to a participant in a single year as a result of awards under the Plan has been increased from $2,250,000 to $5,000,000. A copy of the amended and restated NACCO Long-Term Plan is attached hereto as Appendix C. The following summary of the NACCO Long-Term Plan is qualified in its entirety by reference thereto.
      Purpose. The purpose of the NACCO Long-Term Plan continues to be to further the long-term profits and growth of the Company by enabling it to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive to those key executive employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the deductibility of the long-term incentive compensation awards that may be made under the NACCO Long-Term Plan for 2006 and future years to the key executive employees of the Company.
      Administration and Eligibility. The NACCO Long-Term Plan will continue to be administered by the Compensation Committee. Employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Compensation Committee, occupy key executive positions within the Company are eligible to participate in the NACCO Long-Term Plan. Currently, there are fourteen individuals who participate in the NACCO Long-Term Plan. Employees of subsidiaries of the Company are not eligible to participate in the NACCO Long-Term Plan. The Compensation Committee will identify Plan participants for each year prior to the 90th day of each year.
      Awards. Each year, the Compensation Committee establishes a target level of incentive opportunity for each participant, stated as a percentage of the participant’s Salary Midpoint. In addition, threshold and maximum award levels will be established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum target performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the NACCO Long-Term Plan in any calendar year exceeding $5,000,000.
      Final awards under the NACCO Long-Term Plan are made to participants for performance periods of one or more years in amounts determined pursuant to performance goals and a formula which will be based upon the Company’s consolidated return on total capital employed and established by the Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the Named Executive Officers, which may only be decreased).
      Awards are allocated by the Compensation Committee between a cash component, to be paid in cash, and the equity component, to be paid in shares of the Company’s Class A Common (“Award Shares”). The number of Award Shares issued to a participant in any award will be determined by taking the amount of the stock component of the award and dividing it by the average share price. For all awards, the number of shares will be based upon the lesser of (i) the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the year preceding commencement of the award year (or such other previous calendar year as determined by the Committee no later than the 90th day of the performance period) or (ii) the average closing price of Class A Common on the New York Stock Exchange at the end of each week of the applicable performance period. Once awarded, Award Shares are not subject to any forfeiture or risk of forfeiture under any circumstances. Accordingly, when a participant receives Award Shares as part of an award, he/she will immediately be entitled to all of the rights of a stockholder, including voting, dividend and other ownership rights, except that the transferability of the Award Shares is restricted in a manner and to the extent prescribed by the Compensation Committee for a period of time, which will generally be ten years from the end of the performance period. The original number of shares available for Award Shares under the

NACCO Long-Term Plan was an aggregate of 300,000 shares of Class A Common (subject to adjustments for stock splits or similar changes). As of December 31, 2005, 106,929 shares of Class A Common have been issued under the NACCO Long-Term Plan and 193,071 shares of Class A Common remain available for issuance under the Plan. The full amount of each final award, including the value of the Award Shares, is fully taxable to the participant when received.
      Target 2006 Awards. Final awards under the NACCO Long-Term Plan for the performance period ending December 31, 2005 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 14. Final Awards under the NACCO Long-Term Plan for performance periods beginning in 2006 and thereafter (and for the performance period ending December 31, 2006) are not currently determinable. Accordingly, the following are target awards for the performance period ending December 31, 2006 for the Named Executive Officers, all executive officers of the Company as a group, all non-executive directors of the Company as a group and all non-executive officer employees of the Company as a group who participate in the NACCO Long-Term Plan.
Executive Long-Term Incentive Compensation Plan

	Dollar
Name and Position	Value(s)

Alfred M. Rankin, Jr. – Chairman, President and Chief Executive Officer of the Company	$1,930,557
Reginald R. Eklund – President and Chief Executive Officer of NMHG	$0	(1)
Michael J. Morecroft – President and Chief Executive Officer of Hamilton Beach/ Proctor-Silex	$0	(1)
Clifford R. Miercort – President and Chief Executive Officer of North American Coal	$0	(1)
Michael P. Brogan – Executive Vice President Operations of NMHG	$0	(1)
Executive Group (6 persons)	$2,308,418
Non-Executive Director Group (0 persons)	$0	(2)
Non-Executive Officer Employee Group (8 persons)	$225,839

(1)	Messrs. Eklund, Morecroft, Miercort and Brogan are not eligible to participate in the NACCO Long-Term Plan because they are employees of the Company’s subsidiaries.

(2)	Directors who are not employees of the Company are not eligible to participate in the NACCO Long-Term Plan.
      For the performance period ending December 31, 2006, the Compensation Committee has determined that participants may receive (a) base period awards based upon the Company’s consolidated return on total capital employed performance over the one-year period of 2006, payable in 2007 and (b) consistent performance awards based on the Company’s average consolidated return on total capital employed performance over the five-year period from 2006 through 2010, payable in 2011. Base period awards and consistent performance awards are payable partly in shares of Class A Common and partly in cash. Base period awards may not exceed 250% of the target awards and consistent performance awards may not exceed 50% of the target awards. Participants will only receive one base period award and one consistent performance award in any one calendar year. Total final awards received by participants under the NACCO Long-Term Plan in any calendar year may not exceed 300% of the target award.
      Stockholder Vote. The NACCO Long-Term Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company’s stock present in person or by proxy, and which is actually voted, at the Annual Meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN.

      It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NACCO Long-Term Plan, unless contrary instructions are received. If the NACCO Long-Term Plan is not approved by the stockholders of the Company, no payments will be made under the NACCO Long-Term Plan with respect to performance periods commencing with January 1, 2006 and thereafter.

4.	Approval of the Supplemental Executive Long-Term Incentive Bonus Plan
      In 2006, the Board of Directors of the Company adopted the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the “NACCO Supplemental Long-Term Bonus Plan”). Stockholder approval is required pursuant to Section 303A.08 of the New York Stock Exchange’s listing standards. A copy of the NACCO Supplemental Long-Term Bonus Plan is attached hereto as Appendix D. The following summary of the NACCO Supplemental Long-Term Bonus Plan is qualified in its entirely by reference thereto.
      Purpose. The purpose of the NACCO Supplemental Long-Term Bonus Plan is to further the long-term profits and growth of the Company by enabling it to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive to those key executive employees who will be in a position to make significant contributions to such profits and growth.
      Administration and Eligibility. The NACCO Supplemental Long-Term Bonus Plan will be administered by the Compensation Committee. Employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Compensation Committee, occupy key executive positions within the Company are eligible to participate in the NACCO Supplemental Long-Term Bonus Plan. Currently, there are six individuals who are eligible to participate in the NACCO Supplemental Long-Term Bonus Plan. Employees of subsidiaries of the Company are not eligible to participate in the NACCO Supplemental Long-Term Bonus Plan. The Compensation Committee will identify Plan participants for each year (if any) when an award is granted under the Plan.
      Awards. Each year, the Compensation Committee will determine whether any key executive employee of the Company has made an extraordinary and exceptional contribution to, or achieved extraordinary and exceptional results with respect to, the profits or growth of the Company for the prior year. The Compensation Committee is not required to grant any awards hereunder for any award year. If the Committee determines that an award is warranted, it shall specify the amount thereof; provided, however, under no circumstances will any participant receive an award under the NACCO Supplemental Long-Term Bonus Plan in any calendar year exceeding $1,000,000. If an award is granted for an award year, it will be paid no later than two and one-half months after the end of the award year.
      Awards are allocated by the Compensation Committee between a cash component, to be paid in cash, and the equity component, to be paid in shares of the Company’s Class A Common (“Award Shares”). The number of Award Shares issued to a participant in any award will be determined by taking the amount of the stock component of the award and dividing it by the average of the share price. For all awards, the number of shares will be based upon the lesser of (i) the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the year preceding commencement of the award year (or such other previous calendar year as determined in advance by the Committee) or (ii) the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the applicable award year. Once awarded, Award Shares are not subject to any forfeiture or risk of forfeiture under any circumstances. Accordingly, when a participant receives Award Shares as part of an award, he/she will immediately be entitled to all of the rights of a stockholder, including voting, dividend and other ownership rights, except that the transferability of the Award Shares is restricted in a manner and to the extent prescribed by the Compensation Committee for a period of time, which will generally be ten years from the end of the award year. A maximum of 100,000 shares of Class A Common (subject to adjustments for stock splits or similar changes) may be issued as Award Shares under the NACCO Supplemental Long-Term Bonus Plan. The full amount of each award, including the value of the Award Shares, is fully taxable to the participant when received.
      Target 2006 Awards. Awards under the NACCO Supplemental Long-Term Bonus Plan for performance periods beginning in 2006 and thereafter (and for the performance period ending December 31, 2006) are not currently determinable. Accordingly, there are no target awards for the performance period ending December 31, 2006 for the Named Executive Officers and all executive officers of the Company as a group. Non-executive directors of the Company as a group and non-executive officer employees of the Company as a group are not eligible to participate in the NACCO Supplemental Long-Term Bonus Plan.
Supplemental Executive Long-Term Incentive Bonus Plan

	Dollar
Name and Position	Value(s)

Alfred M. Rankin, Jr. – Chairman, President and Chief Executive Officer of the Company	$0
Reginald R. Eklund – President and Chief Executive Officer of NMHG	$0	(1)
Michael J. Morecroft – President and Chief Executive Officer of Hamilton Beach/ Proctor-Silex	$0	(1)
Clifford R. Miercort – President and Chief Executive Officer of North American Coal	$0	(1)
Michael P. Brogan – Executive Vice President Operations of NMHG	$0	(1)
Executive Group (6 persons)	$0
Non-Executive Director Group (0 persons)	$0	(2)
Non-Executive Officer Employee Group (0 persons)	$0

(1)	Messrs. Eklund, Morecroft, Miercort and Brogan are not eligible to participate in the NACCO Supplemental Long-Term Bonus Plan because they are employees of the Company’s subsidiaries.

(2)	Directors who are not employees of the Company and employees of the Company who are not executive officers are not eligible to participate in the NACCO Supplemental Long-Term Bonus Plan.
      The Compensation Committee will not make a determination regarding possible awards for participants for performance over the one-year period from January 1, 2006 through December 31, 2006 (which would be payable in 2007) until after the conclusion of the award year. Awards (if any) will be payable partly in shares of Class A Common and partly in cash. Participants will only receive one award in any calendar year. Awards received by participants under the NACCO Supplemental Long-Term Bonus Plan in any calendar year may not exceed $1,000,000.
      Stockholder Vote. The NACCO Supplemental Long-Term Bonus Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company’s stock present in person or by proxy, and which is actually voted, at the Annual Meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN.
      It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NACCO Supplemental Long-Term Bonus Plan, unless contrary instructions are received. If the NACCO Supplemental Long-Term Bonus Plan is not approved by the stockholders of the Company, no awards will be made under the NACCO Supplemental Long-Term Bonus Plan.

      The following table sets forth information with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:
Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Class A Shares:
Equity compensation plans approved by security holders	0	N/A	319,415
Equity compensation plans not approved by security holders	0	N/A	0

Total	0	N/A	319,415
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	80,100
Equity compensation plans not approved by security holders	0	N/A	0

Total	0	N/A	80,100

5.	Confirmation of Appointment of Independent Registered Public Accounting Firm
      Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm of the Company and its subsidiaries for the current fiscal year. The Board of Directors of the Company recommends a vote for confirmation of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current fiscal year. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

Audit Fees
      2005 – Ernst & Young LLP billed or will bill the Company $4.3 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and management’s assessment of internal controls for the fiscal year ended December 31, 2005 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2005, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
      2004 – Ernst & Young LLP billed the Company $4.5 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and management’s assessment of internal controls for the fiscal year ended December 31, 2004 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2004, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

Audit-Related Fees
      2005 – Ernst & Young LLP billed or will bill the Company $0.3 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2005, primarily related to the audits of employee benefit plans, review of financial statements of certain of the Company’s subsidiaries and accounting advisory services.

      2004 – Ernst & Young LLP billed the Company $0.2 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2004, primarily related to the audits of employee benefit plans, review of financial statements of certain of the Company’s subsidiaries and accounting advisory services.

Tax Fees
      2005 – Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2005.
      2004 – Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2004.

All Other Fees
      2005 – Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2005.
      2004 – Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2004.
      Except as set forth above and approved by the Audit Review Committee pursuant to the Company’s pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for the Company during the last two fiscal years.

Pre-Approval Policies and Procedures
      Under the Company’s pre-approval policies and procedures, only audit and audit-related services and limited tax services will be performed by the Company’s principal independent registered public accounting firm. In addition, all audit, audit-related, tax and other accounting services to be performed for the Company must be pre-approved by the Company’s Audit Review Committee. In furtherance of this policy, for 2005 the Audit Review Committee authorized the Company to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Committee has delegated to the Chairman of the Audit Review Committee and one other Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. The Company provides the Chairman of the Committee with written confirmation of each individual service engagement, and provides a summary of authorities and commitments at each general meeting of the Committee.
      The Audit Review Committee has considered whether the provision of the non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence. In addition, as a result of the recommendation of the Audit Review Committee, the Company has adopted policies limiting the services provided by the Company’s independent registered public accounting firm that are not audit or audit-related services.
PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
      The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees for election to the Company’s Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary, and must be received at the Company’s executive offices on or before December 31 of each year in anticipation of the following year’s Annual Meeting of Stockholders. All stockholder recommendations for director nominees must set forth the following information:

1.	The name and address of the stockholder recommending the candidate for consideration as such information appears on the records of the Company, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B

Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company;

4.	The disclosure of any relationship of the candidate being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to the Company’s undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Nominating and Corporate Governance Committee desires to do so, has consented to be named in the Company’s proxy statement and has consented to serve as a director of the Company, if elected.

      There are no specific qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating director nominees, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Nominating and Corporate Governance Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new director candidates. The Nominating and Corporate Governance Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable the Company to pursue its strategic objectives.
      The Nominating and Corporate Governance Committee will consider all information provided to it that is relevant to a candidate’s nomination as a director of the Company. Following such consideration, the Nominating and Corporate Governance Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
      The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or stockholders. No search firm was retained by the Committee during the past fiscal year. The Nominating and Corporate Governance Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with the Company. In order to preserve its impartiality, the Nominating and Corporate Governance Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
SUBMISSION OF STOCKHOLDER PROPOSALS
      Proposals of stockholders intended to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting must be received at the Company’s executive offices on or before November 20, 2006. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for the Company to include the matter in its proxy statement and proxy related to the next annual meeting must notify the Company by February 3, 2007 of such intention. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company’s proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by February 3, 2007. Notices should be submitted in the manner and to the address set forth above.
COMMUNICATIONS WITH DIRECTORS
      The Company’s security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Company and/or its subsidiaries, or communications that relate to improper or irrelevant topics.
SOLICITATION OF PROXIES
      The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS
      The directors know of no other matters which are likely to be brought before the meeting. The Company did not receive notice by February 7, 2006 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

Charles A. Bittenbender
Secretary
Cleveland, Ohio
March 20, 2006
      It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States. Stockholders who hold both Class A Common and Class B Common now only have to fill out, sign, date and return the single enclosed form of proxy.

APPENDIX A
INDEPENDENCE STANDARDS FOR DIRECTORS
       The following standards will be applied by the Board of Directors of NACCO Industries, Inc. (the “Company”) in determining whether individual directors qualify as “independent” under the Rules of the New York Stock Exchange. References to the Company include its consolidated subsidiaries.

1.	No director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Company will identify which directors are independent and disclose these affirmative determinations.

2.	No director can be independent if the director is, or has been within the last three years, an employee of the Company.

3.	No director can be independent whose immediate family member is or has been an executive officer of the Company within the last three years.

4.	No director can be independent if the director received, or has an immediate family member who has received, during any twelve-month period within that last three years, more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.	No director can be independent if:

a.	the director or an immediate family member is a current partner of the Company’s internal or external auditor;

b.	the director is a current employee of the Company’s internal or external auditor;

c.	the director has an immediate family member who is a current employee of the Company’s internal or external auditor and participates in such auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

d.	the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such auditor and personally worked on the Company’s audit within that time.

6.	No director can be independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

7.	No director can be independent if the director is a current employee, or an immediate family member is an current executive officer, of a company (excluding charitable organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

8.	No director can be independent if the Company has made charitable contributions to any charitable organization in which such director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000, or 2% of such charitable organization’s consolidated gross revenues.

A-1

APPENDIX B
SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2006)

1.	Purpose of the Plan
      The purpose of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (Amended and Restated as of January 1, 2006) (the “Plan”) is to further the profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2.	Definitions

(a)	“Award” means cash paid to a Participant under this Plan for any year in an amount determined in a manner not inconsistent with the terms hereof.

(b)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

(c)	“Participant” means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company’s subsidiaries shall not be eligible to participate in this Plan.

(d)	“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(e)	“Target Award” means a dollar amount equal to the amount of cash to be paid to a Participant under the Plan assuming that all performance targets are met. The Target Award, together with the target amounts for the Participant under the Company’s other incentive compensation plans, shall be in an amount which is competitive with similar target awards at other similarly situated companies.

3.	Administration
      This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any amounts to be paid to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
      Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.	Awards
      The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

(a)	Not later than the ninetieth day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) one or more performance targets and formulas for determining the amount of each Award. Performance targets shall be based upon the return on total capital employed, return on equity, return on tangible assets employed, economic value income, net income, market share, sales development or support costs of the Company and/or its subsidiaries; provided, however, that performance targets which are used in the Plan will not be used in the Company’s Annual Incentive Compensation Plan in the same year.

(b)	Not later than March 15th of the following calendar year, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); (2) the Committee shall have the power to increase the amount of any Award above the amount determined in accordance with Section 5(b)(i); provided, however, that no such increase or change may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m) and (3) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)	Promptly following the determination of Awards for the Participants pursuant to Section 5(b)(ii) and, in any event, within two and one-half months after the end of the calendar year to which the Award relates, the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to Section 6.

(d)	No Award may be paid for any year to a Participant in excess of $800,000.

6.	Withholding Taxes
      Any Award paid to a Participant under this Plan shall be subject to all applicable federal, state and local income tax, social security and other withholdings and deductions.

7.	Amendment and Termination
      The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m).

8.	General Provisions

(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees; No Trust. No trust has been created by the Company for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.

9.	Approval by Stockholders
      The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2006, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10.	Effective Date
      Subject to its approval by the stockholders of the Company, this amended and restated Plan shall become effective as of January 1, 2006.

APPENDIX C
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2006)

1.	Purpose of the Plan
      The purpose of this Executive Long-Term Incentive Plan (the “Plan”) is to further the long-term profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract and retain key executive employees of the Company by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.

2.	Definitions

(a)	“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee not later than the 90th day of the Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.

(b)	“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof) in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the Performance Period on which the Award is based. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares pursuant to a formula which is established by the Committee not later than the 90th calendar day of the Performance Period on which the Award is based.

(c)	“Award Shares” means shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(d)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.

(e)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a “disinterested person” within the meaning of Rule 16b-3.

(f)	“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(g)	“Participant” means any salaried employee of the Company who in the judgment of the Committee occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company’s subsidiaries shall not be eligible to participate in this Plan.

(h)	“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based. The Committee shall establish the applicable Performance Period(s) not later than the 90th calendar day of the Performance Period on which an Award will be based.

(i)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(j)	“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(k)	“Target Award” means a dollar amount equal to the award to be paid to a Participant under the Plan assuming that the performance targets are met.

3.	Administration
      This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee that would cause any Awards to be made to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
      Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.	Awards
      The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

(a)	Not later than the ninetieth day of each Performance Period, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company’s consolidated return on total capital employed for the Performance Period. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.

(b)	No later than March 15th of the following calendar year, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); (2) the Committee shall have the power to increase the amount of any Award above the amount determined in accordance with Section 5(b)(i) and/or to adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such increase, change or adjustment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m); and (3) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)	Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock that can be purchased with the equity portion of the Award at the Average Award Share Price (subject to adjustment as described in Subsection (b) above). Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single year as a result of Awards under this Plan shall not exceed $5,000,000.

(d)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

(e)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan).

(f)	Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

(g)	Notwithstanding any provision of the Plan to the contrary, Awards payable hereunder shall be paid within two and one-half months after the end of the first calendar year in which the Award is no longer subject to a substantial risk of forfeiture.

6.	Withholding Taxes
      To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7.	Amendment, Termination and Adjustments
      The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of an Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” to be includable as “applicable employee remuneration” of such Participant, as such terms are defined in Section 162(m). The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect

(a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant (or, for Participants who are not covered by a qualified pension plan, retirement after reaching age 60 with at least 15 years of service), or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8.	Award Shares Subject to Plan
      Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 300,000.

9.	Approval by Stockholders
      The amended and restated Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2006, all grants of Target Awards made on or after January 1, 2006 shall be rescinded.

10.	General Provisions

(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Company for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.

11.	Effective Date
      Subject to its approval by the stockholders of the Company, this amended and restated Plan shall become effective as of January 1, 2006.

APPENDIX D
SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN

1.	Purpose of the Plan
      The purpose of this Supplemental Executive Long-Term Incentive Bonus Plan (the “Plan”) is to further the long-term profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract, retain and reward key executive officers of the Company by providing an additional long-term incentive compensation opportunity to those key executive officers who the Compensation Committee has determined made extraordinary contributions to such profits and growth during a year. This incentive is in addition to annual compensation and other long-term incentive compensation and is intended to reward extraordinary individual effort and/or results and encourage enhancement of the Company’s stockholder value.

2.	Definitions

(a)	“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Award Year (or such other previous calendar year as determined in advance by the Committee) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Award Year.

(b)	“Award” means an award paid to a Participant under this Plan for an Award Year (if any) in an amount determined by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

(c)	“Award Shares” means shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(d)	“Award Year” means the calendar year on which an Award is based.

(e)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.

(f)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a “disinterested person” within the meaning of Rule 16b-3.

(g)	“Participant” means any salaried employee of the Company who is an “executive officer” of the Company (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934) and who, in the judgment of the Committee, made an extraordinary and exceptional contribution to, or achieved extraordinary and exceptional results with respect to, the profits or growth of the Company during an Award Year.

(h)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

3.	Administration
      This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
      Each Participant (as defined above) may be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.	Awards
      The Committee may, from time to time and upon such conditions as it may determine in its sole and absolute discretion, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

(a)	No later than March 15th following each Award Year, the Committee shall determine whether any Awards will be granted hereunder to any Participant and the amount thereof. When making such determination, the Committee shall take into account such factors as (i) individual performance and contributions towards various Company goals, (ii) extraordinary results and (iii) any extraordinary events. The Committee shall have the power to specify the allocation between the cash portion of the Award and the equity portion of the Award. Notwithstanding the foregoing, no Award shall be payable under the Plan to any Participant except as determined by the Committee.

(b)	Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock that can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single year as a result of Awards under this Plan shall not exceed $1,000,000.

(c)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

(d)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan)).

(e)	Notwithstanding any provision of the Plan to the contrary, Awards payable hereunder shall be paid within two and one-half months after the end of the first calendar year in which the Award is no longer subject to a substantial risk of forfeiture.

6.	Withholding Taxes
      To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7.	Amendment, Termination and Adjustments
      The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)) or (ii) cause Rule 16b-3 to become inapplicable to this Plan. The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant (or, for Participants who are not covered by a qualified pension plan, retirement after reaching age 60 with at least 15 years of service), or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8.	Award Shares Subject to Plan
      Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 100,000.

9.	Approval by Stockholders
      The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2006, no awards will be made under the Plan.

10.	General Provisions

(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Company for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a Participant hereunder is a mere unsecured creditor of the Company.

11.	Effective Date
      Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2006.

Annual Meeting of Stockholders
May 10, 2006

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

If you hold shares of both Class A Common Stock and Class B Common
Stock, you only have to complete the single attached form of proxy.

DETACH CARD

(Continued from other side)
2.	Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Supplemental Annual Incentive Compensation Plan.

        ☐     FOR                    ☐     AGAINST                    ☐     ABSTAIN

3.	Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Executive Long-Term Incentive Compensation Plan.

        ☐     FOR                    ☐     AGAINST                    ☐     ABSTAIN

4.	Proposal to approve the Supplemental Executive Long-Term Incentive Bonus Plan.

        ☐     FOR                    ☐     AGAINST                    ☐     ABSTAIN

5.	Proposal to confirm the appointment of Ernst & Young LLP as independent registered public accounting firm.

        ☐     FOR                    ☐     AGAINST                    ☐     ABSTAIN

Date:	, 2006

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY

Annual Meeting of Stockholders
May 10, 2006

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

ê FOLD AND DETACH HERE ê

P

R

O

X

Y

Solicited on behalf of the Board of Directors for the Annual Meeting, May 10, 2006

The undersigned hereby appoints Robert M. Gates, Richard de J. Osborne and Alfred M. Rankin, Jr., and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 10, 2006, and at any adjournment or adjournments thereof, as follows and in accordance with their best judgment upon any other matter properly presented.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposals 2, 3, 4 and 5.
The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3, 4 and 5.
1.	The election of the nominees listed below as directors:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

Owsley Brown II	Robert M. Gates	Dennis W. LaBarre	Richard de J. Osborne
Alfred M. Rankin, Jr.	Ian M. Ross	Michael E. Shannon	Britton T. Taplin
David F. Taplin	John F. Turben	Eugene Wong
(Continued and to be signed on reverse side)